Exhibit 99.1

FOR IMMEDIATE RELEASE

MRC GLOBAL ANNOUNCES FOURTH QUARTER 2013

EARNINGS RELEASE AND CONFERENCE CALL SCHEDULE

HOUSTON, January 9, 2014 – MRC Global Inc. (NYSE: MRC) announced today that it will release its fourth quarter and full year 2013 results on Thursday, February 20, 2014 after the market closes. In conjunction with the release, the Company has scheduled a conference call, which will be broadcast live over the Internet, for Friday, February 21, 2014 at 10:00 a.m. Eastern / 9:00 a.m. Central.

What:	MRC Global Fourth Quarter 2013 Earnings Conference Call

When:	Friday, February 21, 2014 at 10:00 a.m. Eastern / 9:00 a.m. Central

How:	Live via phone — By dialing 480-629-9692 and asking for the MRC Global call at least 10 minutes prior to the start time, or Live over the Internet — By logging onto the web at the address below

Where:	http://www.mrcglobal.com

For those who cannot listen to the live call, a replay will be available through March 8, 2014 and may be accessed by dialing (303) 590-3030 and using pass code 4660955#. Also, an archive of the webcast will be available shortly after the call at www.mrcglobal.com for 90 days.

About MRC Global Inc.

Headquartered in Houston, Texas, MRC Global, a Fortune 500 company, is the largest global distributor of pipe, valves, and fittings (PVF) and related products and services to the energy industry, based on sales, and supplies these products and services across each of the upstream, midstream and downstream sectors. More information about MRC Global can be found at www.mrcglobal.com.

Contacts:
James E. Braun, Executive Vice President and Chief Financial Officer MRC Global Inc. Jim.Braun@mrcglobal.com 832-308-2845	Monica Schafer, Vice President Investor Relations MRC Global Inc. Monica.Schafer@mrcglobal.com 832-308-2847

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